CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Andrew B. Shoup, Chief Financial Officer of Smith Barney Investment Funds Inc. - Smith Barney Government Securities Fund (the “Registrant”), each certify to the best of his her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2004 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Smith Barney Investment Funds Inc. –	Smith Barney Investment Funds Inc. –
Smith Barney Government Securities Fund	Smith Barney Government Securities Fund

/s/ R. Jay Gerken	/s/ Andrew B. Shoup
R. Jay Gerken	Andrew B. Shoup
Date: September 3, 2004	Date: September 3, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.